Exhibit 99.1

CION INVESTMENT CORPORATION DECLARES CASH DISTRIBUTIONS

FOR IMMEDIATE RELEASE

----------------------------

NEW YORK, NY (September 16, 2020) – On September 16, 2020, the co-chief executive officers of CION Investment Corporation (“CIC”), a CION Investments company, declared regular monthly cash distributions for October 2020.

The regular monthly cash distributions of $0.04413 per share will be paid on October 28, 2020 to shareholders of record as of October 27, 2020. Shareholders who previously elected to receive distributions in additional shares of CIC common stock pursuant to CIC’s distribution reinvestment plan will be issued additional shares for the October 2020 distributions on October 28, 2020.

Certain Information About Distributions

The determination of the tax attributes of CIC’s distributions is made annually as of the end of CIC’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. CIC intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on CIC’s common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

CIC may fund its cash distributions to shareholders from any sources of funds available to it, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from CION Investment Management, LLC (“CIM”), which is subject to recoupment.  To date, distributions have not been paid from offering proceeds and distributions have not included a return of capital. CIC has  not established limits on the amount of funds it may use from available sources to make distributions. Shareholders should understand that any such distributions are not based on CIC's investment performance, and can only be sustained if CIC achieves positive investment performance in future periods. There can be no assurance that CIC will achieve such performance in order to sustain these distributions, or be able to pay distributions at all.

ABOUT CION INVESTMENT CORPORATION

CIC is a middle-market loan fund that is structured as a publicly registered, non-traded business development company. CIC offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies. CIC leverages the experience of its adviser – CION Investment Management, LLC, a CION Investments company – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors. For more information, please visit www.cioninvestments.com.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. CIC undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CIC’s Current Report on Form 8-K, which CIC filed with the Securities and Exchange Commission (“SEC”) on  September 16, 2020, as well as CIC’s other reports filed with the SEC. A copy of CIC’s Current Report on Form 8-K and CIC’s other reports filed with the SEC can be found on CIC’s website at www.cioninvestments.com and the SEC’s website at www.sec.gov.

###

1